EXHIBIT 10.3

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

This Amendment No. 4 (the “Amendment”) to the Agreement, by and between Walco International, Inc., a Delaware corporation (the “Company”) and Kathy C. Hassenpflug (the “Executive”) is entered into as of the 11th day of November, 2010 (“Effective Date”).

WHEREAS, the Company and Executive previously entered into that certain Agreement dated March 10, 2000, as amended by that certain Non-Competition Addendum dated as of September 30, 2005, Amendment No. 2 to Agreement dated as of December 31, 2008, and Amendment No. 3 to Agreement dated September 3, 2009 (the “Agreement”); and

WHEREAS the Company and the Executive desire to amend certain terms of the Employment Agreement as set forth herein;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized Terms.  All capitalized terms used, but not defined herein, shall have the same meaning as prescribed in the Employment Agreement.

2.           Termination following Change of Control Occurring Prior to January 1, 2012.  In the event (i) of a change of control of either the Company or Animal Health International, Inc. prior to January 1, 2012, and (ii) within two (2) years of such change of control either (x) the Company terminates the Employee’s employment with the Company other than for Cause, or (y) Employee resigns her employment with the Company for Good Reason as defined in the Agreement; the Company shall pay the Employee severance pay for a period of twelve (12) months in an amount equal to the compensation paid to Employee during the Employee’s last full calendar year of employment with the Company, as reflected on the Employee’s W-2 (the "Severance Pay"), minus applicable taxes or other amounts required to be withheld by the Company under applicable law.  The Severance Pay shall be paid in equal semi-monthly installments, in accordance with the Company's normal payroll practices.

3.           Entire Agreement.  This Amendment constitutes the sole and entire agreement of the parties with respect to the fourth amendment of the Agreement; and may not be modified except in a writing signed by both parties. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall be controlling.  All other terms and conditions of the Agreement are hereby ratified and shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

EXECUTIVE	WALCO INTERNATIONAL, INC.

/s/ Kathy C. Hassenpflug	By:	/s/ James C. Robison
Kathy C. Hassenpflug	Name:	James C. Robison
	Title:	President and C.E.O.